                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM 8-K

                                CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     July 28, 1997
                                                --------------------------------

                                 HomeBase, Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
--------------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)

            1-10259                                  33-0109661
------------------------------        ------------------------------------------
(Commission File number)              (I.R.S. Employer Identification No.)

Support Center Offices     3345 Michelson Drive,    Irvine, California     92715
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including are code     (714) 442-5000
                                                  ------------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.
         ------------

     On July 28, 1997, Waban Inc. ("Waban") announced that it had consummated the spin-off ("Spin-Off") of its BJ's Wholesale Club business through a tax-free distribution in the form of a special dividend to its stockholders, on a one for one basis, pursuant to a Separation and Distribution Agreement (the "Distribution Agreement") by and among Waban and BJ's Wholesale Club, Inc., a Delaware corporation and, as of the date of the Spin-Off, a wholly-owned subsidiary of Waban.

     In accordance with the transactions contemplated by the Distribution Agreement and previously announced plans, Waban has changed its name to HomeBase, Inc., effective 5:00 p.m., July 28, 1997. As of Tuesday, July 29, 1997, HomeBase, Inc. Common Stock will be traded on the New York Stock Exchange under the symbol "HBI."

     A copy of the press release dated July 28, 1997 with respect to the Spin-Off is filed as Exhibit 99.1 hereto.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits
            ------------------------------------------------------------------

      c.    Exhibits

      99.1 July 28, 1997 press release relating to the spin-off by Waban Inc. of its BJ's Wholesale Club business, its name change to HomeBase, Inc. and its trading on the New York Stock Exchange under the symbol "HBI."

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Date:  July 29, 1997

                                 HomeBase, Inc.

                                 By: /s/ Allan Sherman
                                    -----------------------
                                     Allan Sherman
                                     President and Chief Executive Officer